UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2020
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01 Other Events.

Pursuant to the previously disclosed terms of the stock purchase agreement (“SPA”), dated as of May 8, 2020, between American Acquisition Insurance, Inc., a subsidiary of Atlas Financial Holdings, Inc. (the “Company”), Buckle Corp (“Buckle”) and the Director of Insurance of the State of Illinois, Robert Muriel (the “Director”), acting solely in his capacity as the statutory and court-affirmed successor to and rehabilitator (the “Rehabilitator”) of Gateway Insurance Company in rehabilitation, an indirect subsidiary of the Company (“Gateway”), the required court orders were entered on June 10, 2020 to place Gateway in liquidation, with the Director acting as the statutory liquidator, and approve the SPA subject to certain additional closing conditions.  The Company currently anticipates such additional conditions, including final regulatory approval, to be satisfied in the near future, although there can be no assurance when or if the conditions will be satisfied or the closing will occur. The Company will publicly announce the closing of the transaction when and if it occurs.

Following the closing, Buckle is expected to re-capitalize Gateway and work with Anchor Group Management, Inc., a managing general agency and wholly-owned indirect subsidiary of the Company (“AGMI”), under general agency and program framework agreements.  All remaining in-force Gateway policies are expected to be cancelled with thirty days’ notice, unless the policy term of the policy has an earlier expiration date or the insured has replaced the policy prior to that date and time.  Following closing of the sale, the Company expects AGMI to provide alternative quotes for all accounts that meet underwriting guidelines. For qualifying business, AGMI is expected to provide proposals for paratransit accounts for American Financial Group, Inc.’s National Interstate subsidiary and new Gateway proposals for non-paratransit accounts.

The Company currently anticipates that business written by American Country Insurance Company and American Service Insurance Company, each an indirect subsidiary of the Company, will transition at its natural expiration date to alternative markets through AGMI. The Company plans to continue to utilize its indirect subsidiary Global Liberty Insurance Company of New York to underwrite business in New York and New Jersey only.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
June 12, 2020